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Exhibit 10.34

Revolving Line of Credit Agreement

by and between

EXTRA SPACE PROPERTIES THIRTY LLC
a Delaware limited liability company

as Borrower,

and

BANK OF AMERICA, N.A.
a national banking association,

as Lender,

with respect to

a $50,000,000.00 Real Estate Borrowing Base Revolving Line of Credit

Schedules to Term Loan Agreement

Schedule 1	Definitions
Schedule 2	Form of Draw Request
Schedule 3	Leasing and Tenant Matters
Schedule 4	Tax and Insurance Reserve Deposits
Schedule 5	Swap Contracts
Schedule 6	Borrowing Base Properties
Schedule 7	Borrowing Base Certificate

i

 Revolving Line of Credit Agreement
(Borrowing Base Revolving Line of Credit)

        This Revolving Line of Credit Agreement (this "Agreement") is made as of February             , 2009 (the "Effective Date"), by and between EXTRA SPACE PROPERTIES THIRTY LLC, a Delaware limited liability company (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association, and its successors, participants and assigns ("Lender").

Recitals

        A.    Borrower has requested that Lender make a secured, borrowing base revolving line of credit available to Borrower in the maximum principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00).

        B.    The line of credit will be secured by (i) certain real properties and related improvements and personal property which are owned by Borrower from time to time, (ii) certain real properties and related improvements and personal property which are owned as of the date hereof by EXTRA SPACE OF NORTH BERGEN LLC, a New Jersey limited liability company, and EXTRA SPACE OF KNIGHTS ROAD LLC, a Pennsylvania limited liability company (individually and collectively, the "Permitted Subsidiaries"), each of which is a wholly-owned subsidiary of Borrower, and (iii) a pledge of 100% of the memberships interests in each of the Permitted Subsidiaries, which membership interests are owned by Borrower.

        C.    The credit available hereunder to Borrower shall be based on a borrowing base calculated with respect to the value, at any time, of the individual real properties and related improvements and personal property which then secure the obligations of Borrower hereunder.

        D.    As more particularly described herein Borrower shall have the right to, subject to certain conditions and limitations:

            (i)  pledge to Lender additional real properties and related improvements and personal property as collateral security for the obligations of Borrower hereunder; and

           (ii)  cause Lender to release one or more of the real properties and related improvements and personal property which act as collateral security for the obligations hereunder.

        E.    Lender is willing to extend such loan to Borrower pursuant to this Agreement and all other documents, instruments and agreements required hereby or related hereto (collectively, the "Loan Documents").

        Therefore, Lender and Borrower agree as follows:

ARTICLE 1

General Information.

        1.1    Conditions to Closing.

        The conditions precedent to closing the Loan and recording a Security Instrument are set forth in the Closing Checklist.

        1.2    Schedules.

        The Schedules attached to this Agreement are incorporated herein and made a part hereof.

        1.3    Defined Terms.

        Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

 ARTICLE 2

Terms of the Loan.

        2.1    The Loan; Maximum Availability; Remargining.

          (a)   Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower in an aggregate principal amount at any one time outstanding of up to, but not to exceed, the Maximum Availability less the sum of (i) the face amount of all undrawn letters of credit, plus (ii) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to Lender. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. Subject to the terms and conditions of this Agreement, Borrower may repay and re-borrow Advances hereunder on a revolving basis. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents will remain in full force and effect until the Maturity Date, unless sooner terminated, and all Obligations are paid and performed in full. The obligation of Borrower to repay Advances will be evidenced by the Note. Upon the occurrence of a Default or Event of Default, Lender may suspend or terminate its commitment to make Advances without notice to or consent of Borrower.

          (b)   If at any time the outstanding balance of the Loan exceeds the then current Maximum Availability, Borrower shall within ten (10) Banking Days either (i) make a principal payment to Lender in an amount sufficient to reduce the outstanding balance of the Loan plus sum of (A) the face amount of all undrawn letters of credit, plus (B) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to Lender to an amount less than or equal to the then current Maximum Availability, or (ii) identify in writing to Lender a Property proposed to be added as a new Borrowing Base Property which Borrower in good faith believes will have a sufficient Adjusted (LTV) Appraised Value and Initial Debt Service Coverage Ratio Value to provide sufficient Maximum Availability to exceed the outstanding balance of the Loan plus sum of (A) the face amount of all undrawn letters of credit, plus (B) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to Lender. In the event that Borrower identifies any such proposed replacement Property, such Property must be approved as a Borrowing Base Property and shall otherwise meet all conditions of a Borrowing Base Property within sixty (60) days. If such approval is not provided by Lender or any of such conditions are not satisfied, then Borrower shall within two (2) Banking Days make the payment to Lender required by subsection (i) above.

        2.2    Closing; No Initial Borrowing Base Properties.

          (a)   Subject to the other terms and conditions hereof, Lender hereby agrees to close the Loan without any current Borrowing Base Properties. No Advances hereunder shall be permitted until such time as not less than six (6) Borrowing Base Properties have been approved and accepted by Lender to secure the Loan. Unless agreed otherwise by Lender in writing, if six (6) Borrowing Base Properties have not been approved and accepted by Lender on or before May             , 2009, this Agreement shall terminate and all amounts outstanding hereunder or under the Note shall immediately be due and payable in full.

          (b)   Borrower has proposed that Lender initially consider the Properties described in Schedule 6 for acceptance by Lender as Borrowing Base Properties. Lender is currently conducting due diligence on such Properties in accordance with Section 4.1 hereof and the other terms and conditions hereof, but to date has not received all information required to consider approving any such Properties as Borrowing Base Properties. Such approval, if any, shall be subject to the terms and conditions hereof.

        2.3    Advances; Borrowing Base Calculation Prior to Initial Advance.

          (a)   Borrower shall give Lender notice pursuant to a Draw Request of each requested borrowing of an Advance. Each Draw Request shall be delivered to Lender before 9:00 a.m. on the date three (3) Banking Days prior to the proposed date of such borrowing. Each Draw Request shall be irrevocable once given and shall be binding on Borrower.

          (b)   Prior to the initial Advance hereunder, Lender shall calculate the Adjusted (LTV) Appraised Value and Initial Debt Service Coverage Ratio Value for each then current Borrowing Base Property (each such calculation being on a property specific basis and not on an overall portfolio basis). Based on the foregoing calculations, Lender shall determine the initial Borrowing Base and Maximum Availability.

        2.4    Disbursement of Loan Proceeds.

        Subject to the satisfaction of all applicable conditions, Lender will make the proceeds of such borrowing available to Borrower no later than 1:00 p.m. on the date and at the account specified by Borrower in such Draw Request.

        2.5    Availability Period.

        The availability of the Loan commences on the date of this Agreement and expires on the Maturity Date, as defined in the Note, unless there is an Event of Default (the "Availability Period"). If there is an Event of Default, then in addition to Lender's other remedies, Lender may terminate Borrower's ability to request Advances and may require Borrower to repay any amounts outstanding under the Loan immediately.

        2.6    Letters of Credit.

          (a)   From time to time, Lender may issue letters of credit for Borrower's account upon at least five (5) Banking Days' prior written notice from Borrower; provided, however, that at no time shall the sum of (i) the face amount of all undrawn letters of credit, plus (ii) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to Lender, plus (iii) the amount of all outstanding Advances, exceed, the Maximum Availability. In the event such disbursement under the Loan causes the total amount of credit outstanding under the Loan to exceed the limitations set forth in this Agreement, Borrower will immediately pay the excess to Lender upon Lender's demand.

          (b)   Each letter of credit shall be issued pursuant to the terms and conditions of a Lender standard form Application and Agreement for Letter(s) of Credit ("Letter of Credit Agreement") executed by Borrower; and each letter of credit shall be in form and substance and in favor of beneficiaries satisfactory to Lender. Pursuant to the terms and conditions of Lender's standard form of Letter of Credit Agreement, any drawings under a letter of credit shall be repaid by Borrower to Lender on demand; and the Letter of Credit Agreement will set forth all of the terms and conditions regarding the issuance of a letter of credit and any draws thereunder.

          (c)   The Letter of Credit Agreement shall set forth the rate of interest on any draws thereunder. Until repaid, any drawing under the letter of credit shall bear interest at the rate specified in the Note for Advances and shall be due and payable within thirty (30) days from the date drawn.

          (d)   Each letter of credit shall expire on or before the date that is the earlier of (i) one (1) year after the date of issuance thereof or (ii) the Maturity Date.

          (e)   Each letter of credit shall be issued only for the account of Borrower or for an affiliate of Borrower acceptable to Lender in its sole discretion.

          (f)    If at any time there are letters of credit outstanding and this Loan is canceled or expires, Borrower shall provide Lender with cash collateral in an amount at least equal to the aggregate amount of all letters of credit outstanding, or other form of collateral acceptable to Lender in its sole and absolute discretion.

          (g)   Borrower shall pay to Lender nonrefundable issuance fees for each letter of credit in an amount equal to two percent (2.0%) per annum of the face amount of such letter of credit, payable upon the issuance of each letter of credit for the first year and upon each anniversary of such issuance date (which fee shall be pro rated for any partial year). Such fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, which results in higher fees than if a three hundred sixty-five (365) day year were used.

        2.7    Liability of Lender.

        Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents.

ARTICLE 3

Fees and Expenses

        3.1    Loan Fee.

        Borrower agrees to pay to Lender a non-refundable fee of Five Hundred Thousand and No/100 Dollars ($500,000.00) due on closing. Such fee is equal to one (1) percent of the Loan Amount. Borrower acknowledges that the fee paid under this Section 3.1 has been fully earned by Lender at time of payment and is non-refundable to Borrower in the event this Agreement is terminated or expires as provided herein and whether or not any Borrowing Base Properties are subsequently approved or Advances made.

        3.2    Unused Commitment Fee.

        Within five (5) Banking Days following the last day of such calendar quarter, Borrower shall pay to Lender the applicable Unused Commitment Fee for each month in the previous calendar quarter. If any Unused Commitment Fee required to be paid under this Section 3.2 is not paid when due, Borrower agrees to pay interest on such fee at the Default Interest Rate set forth in the Note from the date due until paid in full. As used herein, the following terms shall have the following meanings:

          "Unused Commitment Fee" means for each calendar month:

          (a)   if as of the end of any calendar month after the date hereof, the Average Monthly Outstanding Borrowings for such calendar month were less than one half (1/2) of the Loan Amount for such calendar month, an annual fee equal to 0.20% of the difference between the Loan Amount and the Average Monthly Outstanding Borrowing calculated on a monthly basis

          (b)   if as of the end of any calendar month after the date hereof, the Average Monthly Outstanding Borrowings for such calendar month were greater than or equal to one half (1/2) of the Loan Amount for such calendar month, an annual fee equal to 0.15% of the difference between the Loan Amount and the Average Monthly Outstanding Borrowing calculated on a monthly basis

  Such fee shall be pro-rated in the event that an Unused Commitment Fee is due and payable for less and payable quarterly in arrears than a full calendar month.

          "Average Monthly Outstanding Borrowings" means the sum of all Outstanding Borrowings on each day during a calendar month (or portion thereof) with respect to which the Unused Commitment Fee is being computed, divided by the number of days in that calendar month (or portion thereof).

          "Outstanding Borrowings" means, at any time, the aggregate amount of then outstanding Advances plus the undrawn available amount of all issued and un-expired Letters of Credit.

        3.3    Expenses and Costs.

          (a)   Borrower will pay all costs and expenses incurred by Lender in connection with the making, disbursement and administration of the Loan, and in the exercise of any of Lender's rights or remedies under the Loan Documents. Such costs and expenses include legal fees and expenses of Lender's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Lender's employees or by independent contractors.

          (b)   Borrower agrees to indemnify Lender from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents.

ARTICLE 4

Borrowing Base Properties

        4.1    Eligibility of Properties

          (a)    Initial Borrowing Base Properties.    Upon satisfaction of the conditions set forth in this Article 4 with respect to a Property, as determined by Lender in its sole discretion, such Property shall be deemed to be Borrowing Base Property for all purposes hereof.

          (b)    Minimum Number of Borrowing Base Properties; Ownership.    Borrower covenants and agrees that at all times from and after May             , 2009, there will be a minimum of six (6) Borrowing Base Properties. All Borrowing Base Properties other than the Properties described in Schedule 6.10 and 6.11 (if approved as Borrowing Base Properties by Lender) must be owned by Borrower and not by any Permitted Subsidiary or any other affiliate of Borrower or any third party.

          (c)    Additional Borrowing Base Properties.

            (i)    Notice and Initial Evaluation.    If at any time Borrower desires that a Property be approved as a Borrowing Base Property, Borrower shall so notify Lender in writing. No Property will be evaluated for consideration to be added as a Borrowing Base Property by Lender unless and until Borrower delivers to Lender the following, in form and substance satisfactory to Lender in its sole and absolute discretion:

              a.     An executive summary of the Property including, at a minimum, the following information relating to such Property: (i) a description of such Property, such description to include the age, location, site plan, current occupancy rate and physical condition of such Property; (ii) the purchase price paid or to be paid for such Property if the Property is being acquired; (iii) the current and projected condition of the regional self-storage market and specific submarket in which such Property is located; and (iv) the current projected capital plans and, if applicable current renovation plans for such Property;

              b.     An operating statement for such Property certified by a representative of Borrower as being true and correct in all material respects and prepared in accordance with Borrower's standard accounting procedures for the previous three (3) calendar years, provided that, with respect to any period such Property was not owned by Borrower, such information shall only be required to be delivered to the extent reasonably available to Borrower and such certification may be based upon the best of Borrower's knowledge and provided further, that if such Property has been operating for less than three (3) years, Borrower shall provide such projections and other information concerning the anticipated operation of such Property as Lender may reasonably request;

              c.     A current rent roll for such Property certified by a representative of Borrower as being true and correct in all material respects; and

              d.     A current title commitment for such Property issued by Chicago Title Insurance Company or another title insurer acceptable to Lender in its sole discretion (which discretion may specifically include the right to refuse to accept policies from LandAmerica Title Insurance Company, Lawyers Title Insurance Company and Commonwealth Land Title Insurance Company), together with legible copies of all Schedule B-2 exception documents. Borrower may elect in its discretion to change title insurance agents as long as any replacement agent is an authorized agent of the foregoing title insurer.

            (ii)    Lender's Right to Request Additional Information.    Upon receipt of Borrower's notice requesting that Lender evaluate another property and upon receipt and review of the items described in Section 4.1(c)(i) above, Lender may request from Borrower, and Borrower shall deliver to Lender (to the extent available to Borrower (or a Permitted Subsidiary in the case of the Properties described in Schedule 6.10 and 6.11 and not other Properties), provided, however, that if Lender requests any such item and Borrower does not deliver the same Lender shall have no obligation to approve the proposed Property as a Borrowing Base Property) the following, in form and substance satisfactory to Lender in its sole and absolute discretion:

              a.     A copy of Borrower's (or a Permitted Subsidiary in the case of the Properties described in Schedule 6.10 and 6.11 and not other Properties) ALTA Owner's Policy of Title Insurance ("Owner's Policy") covering such Property showing Borrower as fee titleholder thereto and all matters of record;

              b.     Copies of all documents of record reflected in Schedule B of the Owner's Policy;

              c.     A copy of the most recent real estate tax bill and notice of assessments;

              d.     A current survey of such Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;

              e.     A "Phase I" environmental assessment of such Property not more than six (6) months old, which report (i) has been prepared by an environmental engineering firm reasonably acceptable to Lender and (ii) complies with the requirements contained in Lender's guidelines adopted from time to time by Lender to be used in its lending practice generally and any other environmental assessments or other reports relating to such Property, including any "Phase II" environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Property and satisfactory evidence that all environmental issues pertaining to such Property, including, without limitation, removal and remediation of mold, have been fully remediated in accordance with Applicable Law;

              f.      Copies of all Property Management Agreements and all other Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment, or ownership of such Property, if any;

              g.     Evidence that insurance in an amount satisfactory to Lender in its sole and absolute discretion is maintained with respect to the Property;

              h.     Evidence that the Property complies with applicable zoning and land use laws;

              i.      A detailed calculation of the Adjusted (LTV) Appraised Value for such Property and supporting documentation for such calculation;

              j.      A detailed calculation of the Initial Debt Service Coverage Ratio Value for such Property and supporting documentation for such calculation;

              k.     Rent rolls and other evidence acceptable to Lender showing that not less than 75% of the rentable self storage units and other rentable Improvements on such Property (on a overall square footage basis) have been leased to third party tenants pursuant to the permitted leasing guidelines of Schedule 3 hereof; and

              l.      Such other information as Lender may request in its sole and absolute discretion.

          (d)    Appraisal; Approval.    Upon receipt of the aforementioned items, Lender shall commission, at Borrower's expense, an Appraisal of such Property, to be in form and substance satisfactory to Lender in its sole and absolute discretion. Within twenty (20) Banking Days of receipt such Appraisal, Lender shall review such Appraisal and determine whether Lender is willing to accept such Property as a Borrowing Base Property, which shall be determined in Lender's sole and absolute discretion based on the Appraisal and the information submitted to Lender pursuant to Section 4.1(c). Upon a determination by Lender that the proposed Property is an Eligible Property and upon Lender's discretionary decision to include such Property as a Borrowing Base Property, Borrower shall pay to Lender a non-refundable processing fee in the amount of $1,500.00 (however, such $1,500 fee shall not apply with respect to the initial Borrowing Base Properties described on Schedule 6 hereto) in addition to all reasonable fees and expenses incurred by Lender in its due diligence of the Property.

          (e)    Security Instrument.    Prior to adding any Property as a Borrowing Base Property, Borrower (or a Permitted Subsidiary in the case of the Properties described in Schedule 6.10 and 6.11 and not other Properties) shall execute and deliver to Lender a Security Instrument for the benefit of Lender encumbering the Property and an environmental indemnity in form and substance acceptable to Lender in its discretion. If the Property is ground leased to Borrower rather than owned in fee, Borrower shall have executed and delivered to Lender or caused such other parties as Lender may require to execute and deliver to Lender, a ground lessor's consent, non-disturbance and attornment agreement and/or a fee mortgagee consent, each in form and content acceptable to Lender. Borrower shall also cause Guarantor and each Permitted Subsidiary to execute and deliver such consents as Lender may require and request.

          (f)    Title Insurance.    Prior to adding any Property as a Borrowing Base Property, Borrower shall provide Lender with an 2006 Form ALTA extended coverage title insurance policy (or local equivalent in the State in which the Property is located) issued by Chicago Title Insurance Company or another title insurer acceptable to Lender in its sole discretion (which discretion may specifically include the right to refuse to accept policies from LandAmerica Title Insurance Company, Lawyers Title Insurance Company and Commonwealth Land Title Insurance Company), in the maximum amount of the Loan plus any other amount secured by the Security Instrument (or a pro rated amount of the Loan Amount together with a tie in endorsement, as determined by Lender), on a coinsurance and/or reinsurance basis if and as required by Lender, insuring without exclusion or exception for creditors' rights (including the endorsement of any standard exclusion appearing in the Jacket or standard conditions of such title insurance policy out of such exclusions in form and substance acceptable to Lender) that the Security Instrument encumbering the

  Property to be added as a Borrowing Base Property constitutes a valid lien covering said Property and all Improvements thereon, having the first priority required by Lender and subject only to those exceptions and encumbrances (regardless of rank or priority) Lender approves, in a form acceptable to Lender and with such endorsements as Lender may require, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmen's liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the title insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple or leasehold (as applicable) title to such Property and Improvements is vested in Borrower (or a Permitted Subsidiary in the case of the Properties described in Schedule 6.10 and 6.11 and not other Properties); containing such affirmative coverage and endorsements as Lender may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Property and/or the Improvements as part of the insured estate; insuring the right of access to the Property to the extent authorized under applicable title insurance rules and regulations.

          (g)    Lender Credit Approval.    Prior to adding any Property as a Borrowing Base Property, Lender shall have obtained such internal credit approvals as may be required by Lender's then current polices and procedures. Lender shall have the right to approve or disapprove any Property in its sole and absolute discretion.

        4.2    Release of Properties.

        From time to time Borrower may request, upon not less than thirty (30) days prior written notice to Lender that a Borrowing Base Property be released from the Liens created by the Security Instrument applicable thereto, which release ("Property Release") shall be effected by Lender if Lender determines all of the following conditions are satisfied as of the date of the Property Release:

          (a)   No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction of the Borrowing Base by reason of the release of such Property;

          (b)   The Borrower shall have delivered to Lender a Borrowing Base Certificate demonstrating on a pro forma basis that the sum of (i) the face amount of all undrawn letters of credit, plus (ii) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to lender, plus (iii) the amount of all outstanding Advances, will not exceed the Maximum Availability after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Borrowing Base Property to be given concurrently with such request;

          (c)   The Borrower shall have paid any amounts as are required in order to ensure that sum of (i) the face amount of all undrawn letters of credit, plus (ii) the amount of all drawings under letters of credit which have not been reimbursed by Borrower to lender, plus (iii) the amount of all outstanding Advances, does not exceed, the Maximum Availability after giving effect to such release;

          (d)   The Borrower shall have delivered to Lender all documents and instruments reasonably requested by Lender in connection with such Property Release including, without limitation, the following:

              (i)  the quitclaim deed or other instruments to be used to effect such Property Release if the Property is being sold or transferred; and

             (ii)  If required by Lender, an appropriate partial release or modification endorsement to the title insurance policies in effect with respect to the remaining Borrowing Base Properties;

          (e)   Lender shall have recalculated the Borrowing Base; and

          (f)    Borrower shall also cause Guarantor and each Permitted Subsidiary to execute and deliver such consents to such release as Lender may require and request.

          (g)   Borrower shall have paid to Lender all costs and expenses, including attorneys' fees, title insurance fees, and costs and expenses incurred by Lender in connection with the Property Release and Lender's consideration of Borrower's request therefor.

Except as set forth in this Section 4.2, no Borrowing Base Property shall be released from the Liens created by the Security Instrument applicable thereto.

        4.3    Frequency of Appraisals.

        The Appraised Value of a Borrowing Base Property shall be determined or re-determined, as applicable, under each of the following circumstances:

          (a)   In connection with the acceptance of a Property as a Borrowing Base Property Lender will determine the Appraised Value thereof as provided in Section 4.1;

          (b)   From time to time upon at least five (5) Banking Days written notice to Borrower and at Borrower's expense, Lender may re-determine the Appraised Value of a Borrowing Base Property in any of the following circumstances:

              (i)  if necessary in order to comply with FIRREA, other applicable laws related to Lender, or requests by a Governmental Authority;

             (ii)  if Lender determines such Property contains structural defects, title defects, environmental conditions or other adverse matters material to the profitable operation of such Property (including, without limitation, negligent acts or omissions by Borrower with respect to the operation of such Property) and Lender has not declared such Property ineligible pursuant to Section 4.1(d) ; or

            (iii)  upon the occurrence of a Default or Event of Default.

            (iv)  At any time and from time to time, Lender may re-determine, at its own expense, the Appraised Value of a Borrowing Base Property;

             (v)  If Borrower has requested a Property Release; or

            (vi)  Upon Borrower's written request to Lender and at Borrower's expense, but not more frequently than one (1) time per calendar year per Borrowing Base Property, Lender shall re-determine the Appraised Value of any Borrowing Base Property.

        4.4    Borrowing Base; Frequency of Calculations of Borrowing Base; Remargining.

          (a)   Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 2.3(b). Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under Section 4.2(b) and Section 7.8. Any increase in the Adjusted (LTV) Appraised Value of a Borrowing Base Property due to an increase in the Appraised Value of such Property pursuant to a re-appraisal of such Property as contemplated by Section 4.3, shall become effective as of the next re-determination of the Borrowing Base by Lender, provided that prior to such effective date Borrower shall have delivered to Lender an endorsement to the title insurance policy insuring the Lien of the Security Instrument encumbering such property to increase the coverage amount thereof to not less than the portion of the Borrowing Base attributable to such Property.

          (b)   If at any time Lender determines that the Adjusted (LTV) Appraised Value or 1.40 Debt Service Coverage Ratio Value has decreased for any Borrowing Base Property, Lender may recalculate the Borrowing Base and Borrower shall remargin the Loan as required by Section 2.1(b), if required by the provisions of such Section 2.1(b) .

ARTICLE 5

Conditions

        5.1    Conditions.

        Lender must receive the following items, in form and content acceptable to Lender, before it is required to extend any credit to Borrower under this Agreement:

          (a)    Authorizations.    Evidence that the execution, delivery and performance by Borrower, Guarantor and each Permitted Subsidiary of the Loan Documents have been duly authorized.

          (b)    Governing Documents; Good Standing Certificates.    A copy of Borrower's , Guarantor's and each Permitted Subsidiary's articles of incorporation, bylaws, articles of organization, certificate of formation, and/or operating agreements, as applicable. A certificate of good standing for Borrower, Guarantor and each Permitted Subsidiary from the state where formed and from any other state in which Borrower, Guarantor and each Permitted Subsidiary owns any Property or where any such party is required to qualify to conduct its business.

          (c)    Loan Documents.    Duly executed Loan Documents.

          (d)    Insurance.    Evidence of insurance coverage required by the Loan Documents.

          (e)    Payment of Fees.    Payment of all accrued and unpaid expenses incurred by Lender as provided for by the Loan Documents.

          (f)    Opinions.    Such opinions of counsel for Borrower, Guarantor and each Permitted Subsidiary as Lender may require, including opinions as to the enforceability of each Security Instrument, each in form and content acceptable to Lender in its discretion.

          (g)    Other Items.    Any other documents and other items Lender may reasonably require as conditions precedent to this Agreement.

 ARTICLE 6

Representations and Warranties.

        Borrower makes the following representations and warranties to Lender as of the date hereof and as of the date of each Advance hereunder:

        6.1    Organization, Power and Authority of Borrower; Loan Documents.

        Each of Borrower, Guarantor and the Permitted Subsidiaries: (a) is duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which their Property is located (if different from the state of its formation) and in any other state where the nature of their business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which each of Borrower, Guarantor and the Permitted Subsidiaries is a party have been duly executed and delivered by such party, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of such party. The Loan Documents to which each of Borrower, Guarantor and the Permitted Subsidiaries is a party constitute the valid and legally binding obligations of Borrower, Guarantor and the Permitted Subsidiaries and are fully enforceable against Borrower, Guarantor and the Permitted Subsidiaries in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors' rights.

        6.2    Other Documents; Laws.

        The execution and performance of the Loan Documents to which each of Borrower, Guarantor and a Permitted Subsidiary is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of such party, or to the best of such party's knowledge, any contract, agreement, document or other instrument to which Borrower, Guarantor and/or any Permitted Subsidiary is a party by which Borrower, Guarantor and/or any Permitted Subsidiary or any of their properties may be bound or affected, and to the best of such party's knowledge, such actions do not and will not violate or contravene any Law to which they are subject.

        6.3    Taxes.

        Borrower, Guarantor and each Permitted Subsidiary has filed all federal, state, county and municipal Tax returns required to have been filed by such parties and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower, Guarantor and/or the Permitted Subsidiaries.

        6.4    Legal Actions.

        To the best of Borrower's, Guarantor's and the Permitted Subsidiaries' knowledge: (a) there are no Claims or investigations by or before any court or Governmental Authority, pending or affecting Borrower, Guarantor and/or the Permitted Subsidiaries, their business or any Property which would have a Material Adverse Effect, and (b) neither Borrower, Guarantor nor any Permitted Subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting such party or any Property which would have a Material Adverse Effect.

        6.5    Nature of Loan.

        Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

        6.6    Trade Names.

        Borrower, Guarantor and each Permitted Subsidiary conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing. Lender acknowledges that it will have no lien or security interest in and to then Extra Space or Extra Space Storage name, logo or trademarks.

        6.7    Financial Statements.

        The financial statements heretofore delivered by Borrower, Guarantor and each Permitted Subsidiary to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present in all material respects the respective financial conditions of the subjects thereof as of the respective dates thereof.

        6.8    No Material Adverse Change.

        No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower, Guarantor and each Permitted Subsidiary since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower, Guarantor or any Permitted Subsidiary since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

        6.9    ERISA and Prohibited Transactions.

        As of the date hereof and throughout the term of the Loan: (a) neither Borrower, Guarantor nor any Permitted Subsidiary is or will be (i) an "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) a "governmental plan" within the meaning of Section 3(32) of ERISA, or (iii) a "plan" within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower, Guarantor and each Permitted Subsidiary do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) to the best of Borrower's, Guarantor's and each Permitted Subsidiary's knowledge, transactions by or with Borrower, Guarantor and each Permitted Subsidiary are not and will not be subject to state statutes applicable to Borrower, Guarantor and each Permitted Subsidiary regulating investments of fiduciaries with respect to governmental plans; and (d) to the best of Borrower's, Guarantor's and each Permitted Subsidiary's knowledge, Borrower, Guarantor and each Permitted Subsidiary will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Security Instrument or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower, Guarantor and each Permitted Subsidiary agree to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

        6.10    Compliance with Laws and Zoning and Other Requirements; Encroachments.

        Borrower, Guarantor and each Permitted Subsidiary is in compliance with the requirements of all applicable Laws. The use of each Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Property. To the best of Borrower's, Guarantor's and each Permitted Subsidiary's knowledge, all use and other requirements of any Governmental Authority having jurisdiction over any Property have been satisfied. No material violation of any Law exists with respect to any Property. Except as otherwise disclosed to and approved by lender pursuant to Article 4, the Improvements are constructed entirely on any Property and do not encroach upon any easement or right-of-way, or upon the land of others. Except as otherwise disclosed to and approved by Lender pursuant to Article 4, the Improvements comply with all applicable building restriction lines and set-backs, however established, and are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

        6.11    Certificates of Occupancy.

        To the best of Borrower's, Guarantor's and each Permitted Subsidiary's knowledge, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements have been validly issued.

        6.12    Utilities; Roads; Access.

        All utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities. All roads and other accesses necessary to serve each Property and Improvements have been completed, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.

        6.13    Other Liens.

        Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at the Property, including any construction of tenant improvements, neither Borrower, Guarantor nor any Permitted Subsidiary has made a contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on any Property.

        6.14    No Defaults.

        To the best of Borrower's, Guarantor's and each Permitted Subsidiary's knowledge: (a) there is no Default or Event of Default under any of the Loan Documents, and (b) there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements which would have a Material Adverse Effect.

        6.15    Draw Requests.

        Each draw request or other request for an Advance hereunder and each receipt of the funds requested thereby shall constitute Borrower's, Guarantor's and each Permitted Subsidiary's affirmation that Borrower's, Guarantor's and each Permitted Subsidiary's representations and warranties set forth in this Agreement are true and correct as of the date of the draw request or other request for an Advance and, unless Lender is notified to the contrary prior to the disbursement of the Advance requested, will be so on the date of the disbursement.

ARTICLE 7

Affirmative Covenants and Agreements.

        Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

        7.1    Compliance with Laws; Use of Proceeds.

        Borrower, Guarantor and each Permitted Subsidiary shall use commercially reasonable efforts to comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower, Guarantor, any Permitted Subsidiary or a Property.

Borrower shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.

        7.2    Inspections; Cooperation.

        Borrower, Guarantor and each Permitted Subsidiary shall permit representatives of Lender to enter upon each Property, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, including any construction of tenant improvements, to examine all detailed plans and shop drawings and similar materials as well as all records and books of account maintained by or on behalf of Borrower, Guarantor and each Permitted Subsidiary relating thereto and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower, Guarantor and each Permitted Subsidiary. Borrower, Guarantor and each Permitted Subsidiary shall at all times cooperate and cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender's functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower, Guarantor or the affected Permitted Subsidiary at least twenty-four hours' notice by telephone in each instance before entering upon a Property and/or exercising any other rights granted in this Section 7.2.

        7.3    Payment and Performance of Contractual Obligations.

        Borrower, Guarantor and each Permitted Subsidiary shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower, Guarantor and each Permitted Subsidiary will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic's lien or other lien or encumbrance against a Property, Borrower, Guarantor and each Permitted Subsidiary will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender's security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower, Guarantor and each Permitted Subsidiary shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing construction of any tenant improvements.

        7.4    Insurance.

        Borrower and each Permitted Subsidiary shall maintain the following insurance at its sole cost and expense:

          (a)   Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in "special form" (also known as "all risk") coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section 7.4 by reason of co-insurance provisions or otherwise. The term "full insurable value" means one hundred percent (100%) of the actual replacement cost of the Property, including tenant improvements (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

          (b)   Comprehensive (also known as commercial) general liability insurance on an "occurrence" basis against claims for "personal injury" liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

          (c)   Workers' compensation insurance for all employees of Borrower and each Permitted Subsidiary in such amount as is required by Law and including employer's liability insurance, if required by Lender.

          (d)   During any period of construction of tenant improvements, Borrower and each Permitted Subsidiary shall maintain, or cause others to maintain, such insurance as may be required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property. During any period of other construction upon the Property, Borrower and each Permitted Subsidiary shall maintain, or cause others to maintain, builder's risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

          (e)   If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

          (f)    Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property and an extended period of indemnity endorsement providing an additional twelve (12) months' loss of rental value or business interruption insurance after the Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

          (g)   Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

        Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State and as applicable, the laws of the State in which the Property is located, to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower and each Permitted Subsidiary, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower or any Permitted Subsidiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower and each Permitted Subsidiary shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration dates of each such policy, Borrower and each Permitted Subsidiary will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked "premium paid" or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower and each Permitted Subsidiary will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower and each Permitted Subsidiary may satisfy any insurance requirement hereunder by providing one or more "blanket" insurance policies, subject to Lender's approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

        7.5    Adjustment of Condemnation and Insurance Claims.

        Borrower, Guarantor and each Permitted Subsidiary shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower's, Guarantor's and/or each Permitted Subsidiary's name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and Borrower, Guarantor and/or a Permitted Subsidiary is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower's written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower, Guarantor and each Permitted Subsidiary agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender's approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Security Instrument, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Security Instrument shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Guarantor or a Permitted Subsidiary, such party shall receive the same in trust for Lender. Within ten (10) days after Borrower's, Guarantor's or a Permitted Subsidiary's receipt of any Condemnation Awards or Insurance Proceeds, such party shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower, Guarantor and each Permitted Subsidiary agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds. Notwithstanding the foregoing, Borrower shall not be required to notify Lender of de miniumus condemnation proceedings which have nominal value or do not have a Material Adverse Effect on the use or operating of the Property.

        7.6    Utilization of Net Proceeds.

          (a)   Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds may be utilized for the restoration of the Property only if no Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the Improvements, (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, and (iii)the restoration can be completed prior to the final maturity of the Loan and prior to the date required by any permanent loan commitment or any purchase and sale agreement or by any Lease. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.

          (b)   If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrower's Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of such deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in Borrower's Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in Borrower's Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Lender will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Property upon presentation of evidence acceptable to Lender that such restoration has been completed satisfactorily and lien-free. If at any time Lender determines that there is a deficiency in the funds available in Borrower's Deposit Account to complete the restoration as contemplated, then Borrower will promptly deposit in Borrower's Deposit Account additional funds equal to the amount of the deficiency. Any account fees and charges may be deducted from the balance, if any, in Borrower's Deposit Account. Borrower grants to Lender a security interest in Borrower's Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower's Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open Borrower's Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 7.6. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

        7.7    Management.

        Borrower and each Permitted Subsidiary at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower and each Permitted Subsidiary shall cause the Property to be managed by a Qualified Manager pursuant to a Property Management Agreement. All Property Management Agreements affecting a Property shall be terminable upon thirty (30) days' written notice without penalty or charge (except for unpaid accrued management fees). All Property Management Agreements must be approved in writing by Lender prior to the execution of the same. Advances and reimbursements of operating expenses for the Properties may be made from or to a Qualified Manager in connection with a Management Agreement entered into for a management fee not to exceed six (6.0%) percent of gross revenues.

        7.8    Books and Records; Financial Statements; Tax Returns.

        Borrower, Guarantor and each Permitted Subsidiary will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of each Property and the operation thereof. Borrower, Guarantor and each Permitted Subsidiary will keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the address of Borrower set forth in Section 11.6. Borrower, Guarantor and each Permitted Subsidiary shall permit Lender, or any Person authorized by Lender, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Lender. Borrower will furnish or cause to be furnished to Lender:

          (a)   quarterly financial statements, including balance sheets and income statements, for Guarantor within one hundred twenty (120) days after each calendar year end. Such financial statements shall be prepared in accordance with GAAP.

          (b)   Annual audited financial statements, including balance sheets and income statements, for Extra Space Storage Inc. within one hundred twenty (120) days after each calendar year end. Such financial statements shall be prepared in accordance with GAAP and shall contain and unqualified opinion of the auditors thereof.

          (c)   If requested by Lender, the annual federal income tax return together with all schedules and supporting exhibits of Borrower within thirty (30) of filing but not later than November 1 of the succeeding year.

          (d)   A quarterly compliance certificate from each of Borrower and Guarantor within thirty (30) days of the end of each calendar quarter.

          (e)   A quarterly rent roll and operating statement for each Borrowing Base Property and its tenants and leases within thirty (30) days of the end of each calendar quarter.

          (f)    a current Borrowing Base Certificate within thirty (30) days of the end of each calendar quarter.

All financial statements must be in form and detail acceptable to Lender and must be certified as to accuracy by Borrower and/or Guarantor, as applicable. Borrower shall provide, upon Lender's request, convenient facilities for the audit and verification of any such statement. All certifications and signatures on behalf of corporations, partnerships, limited liability companies and other entities shall be by a representative of the reporting party satisfactory to Lender.

        7.9    Estoppel Certificates.

        Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower, Guarantor and each Permitted Subsidiary shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower, Guarantor and each Permitted Subsidiary claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower, Guarantor and each Permitted Subsidiary claims any such right of defense or setoff, Borrower, Guarantor and each Permitted Subsidiary shall give a detailed written description of such claimed right.

        7.10    Taxes; Tax Receipts.

        Borrower, Guarantor and each Permitted Subsidiary shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Security Instrument. If Borrower, Guarantor and each Permitted Subsidiary fails, following demand, to provide Lender the tax receipts required under the Security Instrument, without limiting any other remedies available to Lender, Lender may, at Borrower's sole expense, obtain and enter into a tax services contract with respect to the applicable Property with a tax reporting agency satisfactory to Lender.

        7.11    Lender's Rights to Pay and Perform.

        If, after any required notice, Borrower, Guarantor or any Permitted Subsidiary fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, Guarantor or the Permitted Subsidiary, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Lender may enter upon any Property for that purpose and take all action thereon as Lender considers necessary or appropriate.

        7.12    Reimbursement; Interest.

        If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower, Guarantor or any Permitted Subsidiary against such Claims), Lender's payment of such Expenses and Claims shall constitute Advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each Advance arising out of the Environmental Agreement shall not be secured by the Security Instrument. All other Advances shall be secured by the Security Instrument and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such Advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Security Instrument or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section 7.12.

        7.13    Notification by Borrower.

        Borrower, Guarantor and each Permitted Subsidiary will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower, Guarantor and each Permitted Subsidiary will also promptly give Notice to Lender of any claim of a default by Borrower, Guarantor and each Permitted Subsidiary, or any claim by Borrower, Guarantor and each Permitted Subsidiary of a default by any other party, under any Property Management Agreement or any Lease which would result in a Material Adverse Effect.

        7.14    Indemnification by Borrower.

        Borrower and each Permitted Subsidiary agrees to indemnify Lender and to hold Lender harmless for, from and against, and to defend Lender by counsel approved by Lender against, any and all Claims brought by third parties directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at the Property, including any defective workmanship or materials; (b) any failure by Borrower, Guarantor or Permitted Subsidiary to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or "finder" in connection with the Loan or other financing of the Property; (c) any failure by Borrower, Guarantor or Permitted Subsidiary to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower, Guarantor or Permitted Subsidiary or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that neither Borrower nor any Permitted Subsidiary shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section 7.14 shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

        7.15    Fees and Expenses.

        Borrower, Guarantor and each Permitted Subsidiary shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower, Guarantor and each Permitted Subsidiary will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Lender's counsel in connection with the closing, administration, modification or any "workout" of the Loan, or the enforcement of Lender's rights and remedies under any of the Loan Documents.

        7.16    Leasing and Tenant Matters.

        Borrower, Guarantor and each Permitted Subsidiary shall comply with the terms and conditions of Schedule 3 in connection with the leasing of space within the Improvements.

        7.17    Preservation of Rights.

        Borrower, Guarantor and each Permitted Subsidiary shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of such party's business thereon or therefrom.

        7.18    Income from Property.

        Borrower, Guarantor and each Permitted Subsidiary shall first apply all income derived from the Property, including all income from Leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if Borrower, Guarantor or any Permitted Subsidiary is a trust, to any beneficiary or trustee, unless and until all such costs and expenses which are then due shall have been paid in full.

        7.19    Representations and Warranties.

        Borrower, Guarantor and each Permitted Subsidiary shall take all actions commercially reasonable actions and shall do all reasonable things necessary or desirable to cause all of such party's representations and warranties in this Agreement to be materially true and correct at all times.

        7.20    Tax and Insurance Reserve Deposits.

        If required by Lender, commencing with the execution of this Agreement or at any time during the term of the Loan, Borrower shall make monthly payments in an amount estimated by Lender to pay installments of real property Taxes and insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, pursuant to the terms and conditions of Schedule 4.

        7.21    Swap Contracts.

        Borrower, Guarantor and each Permitted Subsidiary shall comply with the terms and conditions of Schedule 5 with respect to all Swap Contracts.

ARTICLE 8

Negative Covenants.

        Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

        8.1    Conditional Sales.

        Neither Borrower, Guarantor nor any Permitted Subsidiary shall incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

        8.2    Insurance Policies and Bonds.

        Neither Borrower, Guarantor nor any Permitted Subsidiary shall do or permit to be done anything that would negatively and materially affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at a Property, including any construction of tenant improvements.

        8.3    Additional Debt.

        Neither Borrower nor any Permitted Subsidiary shall incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by the Property, whether senior, subordinate or pari passu.

ARTICLE 9

Events of Default.

        The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

        9.1    Payment Default.

        Borrower fails to pay any Obligation under this Agreement when and as due, whether on the scheduled due date or upon acceleration, maturity or otherwise, and Borrower fails to make such payment within three (3) Banking Days of notice (whether oral notice, by e-mail or in writing) from Lender to Borrower.

        9.2    Default Under Other Loan Documents.

        An Event of Default (as defined therein) occurs under the Note or the Security Instrument or any other Loan Document or the Environmental Agreement, or Borrower, Guarantor or any Permitted Subsidiary fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents or the Environmental Agreement (within any applicable grace or cure period).

        9.3    Accuracy of Information; Representations and Warranties.

        Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor, any Permitted Subsidiary, or any other Person to Lender in connection with the Loan proves at any time not to be in all respects true and accurate, or Borrower, Guarantor, any Permitted Subsidiary, or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

        9.4    Deposits.

        Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to Section 7.6 hereof or the other provisions of requirements of this Agreement, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower's receipt thereof.

        9.5    Insurance Obligations.

        Borrower, Guarantor, any Permitted Subsidiary, or any other Person fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 7.4; provided that borrower shall have fifteen (15) days after notice from Lender to cure any default hereunder.

        9.6    Other Obligations.

        Borrower, Guarantor, any Permitted Subsidiary, or any other Person fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article IX), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

        9.7    Damage to Improvements.

        The Improvements are substantially damaged or destroyed by fire or other casualty and Lender determines that the Improvements cannot be restored in accordance with the terms and provisions of this Agreement and the Security Instrument; provided that Borrower shall have the opportunity to elect to remove the damaged Improvements from the Borrowing Base pursuant to the requirements and conditions of Section 4.2.

        9.8    Lapse of Permits or Approvals.

        Any permit, license, certificate or approval that Borrower, any Permitted Subsidiary, or any other Person is required to obtain with respect to any construction activities at the Property or the operation, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect; provided that Borrower shall have the opportunity to elect to remove the damaged Improvements from the Borrowing Base pursuant to the requirements and conditions of Section 4.2..

        9.9    Mechanic's Lien.

        A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, any contractor of Borrower, Guarantor, any Permitted Subsidiary, or any other Person, or Lender, remains uncontested (as described below) unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service. Borrower, Guarantor or any Permitted Subsidiary may, in good faith and by appropriate proceedings, contest the validity, applicability or amount of any asserted lien for the performance of work or the supply of materials filed against a Property after written notice of the same to Lender.

        9.10    Bankruptcy.

        Any of Borrower, Guarantor or any Permitted Subsidiary files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower, Guarantor or any Permitted Subsidiary and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

        9.11    Appointment of Receiver, Trustee, Liquidator.

        Borrower, Guarantor or any Permitted Subsidiary applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, Guarantor or any Permitted Subsidiary, any Property, or all or substantially all of the other assets of Borrower, Guarantor or any Permitted Subsidiary or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, Guarantor or any

Permitted Subsidiary, any Property, or all or substantially all of the other assets of Borrower, Guarantor or any Permitted Subsidiary.

        9.12    Inability to Pay Debts.

        Borrower, Guarantor or any Permitted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

        9.13    Judgment.

        A final nonappealable judgment for the payment of money involving more than $100,000.00 is entered against Borrower, Guarantor or any Permitted Subsidiary, and Borrower, Guarantor or any Permitted Subsidiary fails to discharge the same, or causes it to be discharged or bonded off to Lender's satisfaction, within thirty (30) days from the date of the entry of such judgment.

        9.14    Dissolution; Change in Business Status.

        Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower, Guarantor or any Permitted Subsidiary are sold, Borrower, Guarantor or any Permitted Subsidiary is dissolved, or there occurs any change in the form of business entity through which Borrower, Guarantor or any Permitted Subsidiary presently conducts its business or any merger or consolidation involving Borrower.

        9.15    Default Under Other Indebtedness to Lender.

        Borrower, Guarantor or any Permitted Subsidiary fails to pay any indebtedness (other than the Loan) owed by Borrower, Guarantor or any Permitted Subsidiary to Lender on Other Loans when and as due and payable (whether by acceleration or otherwise).

        9.16    Cross Default to Other Third Party Loans.

        Any failure, breach or default by Borrower, Guarantor or any Permitted Subsidiary under the Other Loans, it being the intention and agreement of Lender, Borrower and Guarantor to cross-default the Loan and the Other Loans with one another. With respect to any Other Loan to a subsidiary of Guarantor other than Borrower, such failure, breach or default by Guarantor must be a monetary default or default under a non-recourse or limited recourse carve out provision of such Other Loan for such failure, breach or default to constitute an Event of Default hereunder.

        9.17    Change in Controlling Interest.

        Without the prior written consent of Lender (which consent may be conditioned, among other matters, on the issuance of a satisfactory endorsement to the title insurance policy insuring Lender's interest under the Security Instrument), the controlling interest in Borrower ceases to be owned by Extra Space Storage LLC.

        9.18    Material Adverse Change.

        In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower, Guarantor or any Permitted Subsidiary or any other Person liable for the payment or performance of any of the Obligations.

 ARTICLE 10

Remedies on Default.

        10.1    Remedies on Default.

        Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Security Instrument or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

          (a)   Lender may accelerate all of Borrower's, Guarantor's and each Permitted Subsidiary's Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower, Guarantor and each Permitted Subsidiary).

          (b)   Lender may apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for any or all of the Properties.

          (c)   Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower, Guarantor and each Permitted Subsidiary now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, Guarantor and each Permitted Subsidiary, without notice to or the consent of Borrower, Guarantor or any Permitted Subsidiary.

          (d)   Lender may enter into possession of any or all of the Properties and perform any and all work and labor necessary to complete any then pending construction at any or all of the Properties, including any construction of tenant improvements pursuant to executed Lease, and to employ watchmen to protect any or all of the Properties and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Note and shall be secured by the Security Instrument. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:

              (i)  To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any such construction, including any construction of any such tenant improvements, whether or not in the manner called for in the applicable plans and specifications;

             (ii)  To make such reasonable additions and changes and corrections to any plans and specifications as shall be necessary in the judgment of Lender to complete any construction, including any construction of tenant improvements in accordance with the applicable Lease;

            (iii)  To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

            (iv)  To pay, settle or compromise on commercially reasonable terms all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

             (v)  To execute all applications and certificates which may be required in the name of Borrower;

            (vi)  To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

           (vii)  To file for record, at Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; and

          (viii)  To do any and every other necessary act with respect to any such construction which Borrower may do in its own behalf.

        It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with any construction at the Property, including any construction of tenant improvements, and to take such actions and to require such performance as Lender may deem necessary.

        10.2    No Release or Waiver; Remedies Cumulative and Concurrent.

        Neither Borrower, Guarantor nor any Permitted Subsidiary shall be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower, Guarantor or any Permitted Subsidiary or of any other Person to take action to foreclose on the Property under the Security Instrument or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Security Instrument following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, Guarantor and each Permitted Subsidiary or any Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by law.

ARTICLE 11

Miscellaneous.

        11.1    Further Assurances; Authorization to File Documents.

        At any time, and from time to time, upon request by Lender, Borrower, Guarantor and each Permitted Subsidiary will, at Borrower's expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Security Instrument. Upon any failure by Borrower, Guarantor and each Permitted Subsidiary to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower,

Guarantor and each Permitted Subsidiary, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower, Guarantor and each Permitted Subsidiary irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Security Instrument, and Borrower, Guarantor and each Permitted Subsidiary ratifies any such filings made by Lender prior to the date hereof.

        11.2    No Warranty by Lender.

        By accepting or approving anything required to be observed, performed or fulfilled by Borrower, Guarantor and each Permitted Subsidiary or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

        11.3    Standard of Conduct of Lender.

        Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any Advance or consent under this Agreement or any other Loan Document, in a subjective manner, so long as Lender's exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender's duties and obligations are to be judged and the parameters within which Lender's discretion may be exercised hereunder and under the other Loan Documents. As used herein, "good faith" means honesty in fact in the conduct and transaction concerned.

        11.4    No Partnership.

        Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower, Guarantor and each Permitted Subsidiary and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

        11.5    Severability.

        In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

        11.6    Notices.

        All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

        The address of Borrower is:

    c/o Extra Space Storage LLC
    2795 East Cottonwood Parkway, Suite 400
    Salt Lake City, Utah 84121
    Attention: David L. Rasmussen, General Counsel

    with a copy to:

    Nelson Christensen Helsten Hollingworth & Williams
    68 South Main Street, 6th Floor
    Salt Lake City, Utah 84101
    Attention: Bradley R. Helsten, Esq.
    Fax Number: 801-363-3614

        The address of Lender is:

    Bank of America, N.A.
    Commercial Real Estate Banking
    NV1-119-04-08
    300 Fourth Street, 4th Floor,
    Las Vegas, NV 89101
    Attention: Ricky G. Monroe

    with a copy to:

    Snell & Wilmer L.L.P.
    Beneficial Tower
    15 West South Temple, Suite 1200
    Salt Lake City, Utah 84101
    Attention: Brian D. Cunningham, Esq.

        11.7    Permitted Successors and Assigns; Disclosure of Information.

        (a)   Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

        (b)   Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or Advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

        (c)   Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower, Guarantor and each Permitted Subsidiary shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, Guarantor and each Permitted Subsidiary, any of their principals, to any actual or prospective assignee or participant, to Lender's affiliates, including Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower, Guarantor and each Permitted Subsidiary and the Loan, or to any other party as necessary or appropriate in Lender's reasonable judgment.

        11.8    Modification; Waiver.

        None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

        11.9    Third Parties; Benefit.

        All conditions to the obligation of Lender to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

        11.10    Rules of Construction.

        The words "hereof," "herein," "hereunder," "hereto," and other words of similar import refer to this Agreement in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants." The words "include" and "including" shall be interpreted as if followed by the words "without limitation." The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Property, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

        11.11    Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

        11.12    Governing Law.

        This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State and applicable federal law.

        11.13    Time of Essence.

        Time shall be of the essence for each and every provision of this Agreement of which time is an element.

        11.14    Electronic Transmission of Data.

        Lender and Borrower, Guarantor and each Permitted Subsidiary agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower, Guarantor and each Permitted Subsidiary and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrower, Guarantor and each Permitted Subsidiary acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower, Guarantor and each Permitted Subsidiary will release, hold harmless and indemnify Lender for, from and against any claim, damage or loss, including that arising in whole or part from Lender's strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

        11.15    Dispute Resolution.

        (a)    Arbitration.    Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

        (b)    Special Rules.

            (i)  The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.

           (ii)  The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the "arbitrator").

          (iii)  All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

          (iv)  The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

           (v)  The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

          (vi)  Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

         (vii)  The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

        (viii)  The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

        (c)    Reservations of Rights.    Nothing in this Agreement shall be deemed to (i)limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A)to exercise self help remedies such as (but not limited to) setoff, or (B)to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, or to bring or pursue a deficiency action in accordance with Utah Code Annotated Section 57-1-32, (C)to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

        (d)    Conflicting Provisions for Dispute Resolution.    If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i)this Agreement, (ii)any other Loan Document, (iii)any related agreements or instruments, or (iv)the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

        (e)    Jury Trial Waiver.    By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

        11.16    Forum.

        Borrower, Guarantor and each Permitted Subsidiary hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower, Guarantor and each Permitted Subsidiary hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower, Guarantor and each Permitted Subsidiary may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower, Guarantor and each Permitted Subsidiary hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower, Guarantor or a Permitted Subsidiary at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower, Guarantor and each Permitted Subsidiary in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower, Guarantor or a Permitted Subsidiary in any other court or jurisdiction.

        11.17    WAIVER OF JURY TRIAL.

        WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (FOR PURPOSES OF THIS SECTION, AS DEFINED IN SCHEDULE 1) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER, GUARANTOR, EACH PERMITTED SUBSIDIARY AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, GUARANTOR, EACH PERMITTED SUBSIDIARY AND LENDER, AND BORROWER, GUARANTOR, EACH PERMITTED SUBSIDIARY AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER, GUARANTOR, EACH PERMITTED SUBSIDIARY AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND EACH PERMITTED SUBSIDIARY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

        11.18    USA Patriot Act Notice.

        Lender hereby notifies Borrower, Guarantor and each Permitted Subsidiary that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), Lender is required to obtain, verify and record information that identifies Borrower, Guarantor and each Permitted Subsidiary, which information includes the name and address of Borrower, Guarantor and each Permitted Subsidiary and other information that will allow Lender to identify Borrower, Guarantor and each Permitted Subsidiary in accordance with the Act.

        11.19    Entire Agreement.

        PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, BORROWER IS NOTIFIED THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

BORROWER:
EXTRA SPACE PROPERTIES THIRTY LLC a Delaware limited liability company
By:
Name: Kent W. Christensen Title: Manager
LENDER:
BANK OF AMERICA, N.A. a national banking association
By:
Name: Ricky G. Monroe Title: Senior Vice President

Schedule 1
Definitions

        Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

        "1.40 Debt Service Coverage Ratio Value" means, as applicable, the Initial 1.40 Debt Service Coverage Ratio Value for any Property or Borrowing Base Property when such Property becomes a Borrowing Base Property or when the 1.40 Debt Service Coverage Ratio Value is first determined with respect to such Property, and in all other cases and for all other periods of determination, the Ongoing Debt Service Coverage Ratio Value.

        "AAA" means the American Arbitration Association, or any successor thereof.

        "Act" means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

        "Advance" means a disbursement of Loan proceeds to Borrower pursuant to the terms of this Agreement.

        "Appraisal" means, with respect to any Property, an M.A.I. appraisal (or local equivalent) commissioned by and addressed to Lender (acceptable to Lender as to form, substance, and appraisal date), prepared by a professional appraiser acceptable to Lender, having at least the minimum qualifications required under the applicable Governmental Authority, including without limitation, FIRREA, and determining "as is" (and, as applicable "as stabilized") market value of such Property as between a willing buyer an a willing seller.

        "Adjusted (LTV) Appraised Value" means, with respect to an Property or Borrowing Base Property an amount equal to seventy-five percent (75%) of the Appraised Value of such Property or Borrowing Base Property.

        "Appraised Value" means, with respect to any Property, the "as is" (and, as applicable, the "as completed" and/or "as stabilized") market value of such Property as reflected in the most recent Appraisal of such Property as the same may have been reasonably adjusted by Lender based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Lender in determining the value of similar real estate properties, which review shall be conducted prior to acceptance of such Appraisal by Lender.

        "Authorized Signer" means any signer of this Agreement, acting alone, or any other representative of Borrower duly designated and authorized by Borrower to sign draw requests in a writing addressed to Lender, which writing may include a draw request in the form attached hereto as Schedule 2.

        "Banking Day" means any day that is not a Saturday, Sunday or banking holiday in the State.

        "Borrowing Base" means the dollar amount that is the sum for each Borrowing Base Property of the lesser of (a) the Adjusted (LTV) Appraised Value of such Borrowing Base Property or (b) the 1.40 Debt Service Coverage Ratio Value for such Property. The parties agree and acknowledge that the Borrowing Base is an aggregate amount determined on a Property by Property basis as set forth above and not on an overall pool or aggregate basis.

        "Borrowing Base Certificate" means a report in substantially the form of Schedule 7, certified by the chief financial officer, or its equivalent, of Borrower setting forth (a) the calculations required to establish the Adjusted (LTV) Appraised Value for each Borrowing Base Property, (b) the 1.40 Debt Service Coverage Ratio Value for each Borrowing Base Property, and (c) the Maximum Availability, all in form and detail satisfactory to Lender in its sole and absolute discretion.

        "Borrowing Base Property" means an Eligible Property which Lender has agreed to include in calculations of the Borrowing Base pursuant to Article 4. A Property shall cease to be a Borrowing Base Property if (a) at any time such Property shall cease to be an Eligible Property, (b) Lender shall cease to hold a valid and perfected first priority Lien in such Property, or (c) there shall have occurred a default under the Security Instrument in respect of such Property; provided, however, that Lender shall only be obligated to reconvey the lien encumbering any such Property in accordance with the provisions of Article 4.

        "Borrower's Deposit Account" means an account established with Lender pursuant to the terms of Section 7.6.

        "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

        "Claim" means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

        "Closing Checklist" means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Security Instrument.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of Borrower or any other Person under or in respect of any Loan Document to which it is party, and includes, without limitation, all "Property" under as defined in any Security Instrument, all "Assigned Contracts" as defined in any Property Management Agreement Assignment, all "Rents" as defined in any Security Instrument and all other property subject to a Lien created by a Security Instrument.

        "Condemnation" means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

        "Condemnation Awards" means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

        "Default" means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

        "Dispute" means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a)this Agreement, (b)any other Loan Document, (c)any related agreements or instruments, or (d)the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

        "Draw Request" means a notice in the form of Schedule 2 to be delivered to Lender pursuant to Section 2.3 evidencing Borrower's request for a borrowing of Advances.

        "Eligible Property" means a Property which satisfies all of the following requirement as confirmed by Lender:

          (a)   such Property is owned in fee simple by Borrower or such Property is ground leased to Borrower from a third party fee owner and Lender has approved such leased Property in its sole and absolute discretion;

          (b)   such Property is located within the United States of America;

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          (c)   such Property is a self storage facility and related Improvements;

          (d)   if such Property is included as a Borrowing Base Property, not more 25% of all Borrowing Base Properties may be located within any single Metropolitan Statistical Area or similar geographical market;

          (e)   if such Property is included as a Borrowing Base Property, not more 25% of the Borrowing Base shall be derived at any time from the Adjusted (LTV) Appraised Value or the 1.40 Debt Service Coverage Ratio Value of such Borrowing Base Property;

          (f)    such Property is not subject to any Lien other than the lien of the Security Instrument (and such Property is subject to the lien of the Security Instrument);

          (g)   pursuant to Section 4.1 Lender has agreed to include such Property in calculations of the Borrowing Base.

          (h)   all of the conditions of Section 4.1 continue at all times to be satisfied with respect to such Property;

          (i)    all of the representations, warranties and covenants of Borrower hereunder with respect to such Property are true and accurate in all material respects; and

          (j)    such Property has not been deemed ineligible for the Borrowing Base in accordance with Section 4.1 and has not been released pursuant to Section 4.2.

Any Property which does not meet the foregoing requirements shall be cease to be an Eligible Property at the time of non-compliance and shall continue to be ineligible to be a Borrowing Base Property until such deficiency is cured, as determined by Lender in its reasonable discretion.

        "Environmental Agreement" means one or more Environmental Indemnification and Release Agreements by and between Borrower, each Permitted Subsidiary (if applicable), Guarantor and Lender pertaining to a Property, as the same may from time to time be extended, amended, restated or otherwise modified. The Environmental Agreements are unsecured.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default" means any event or circumstance specified in Article 7 and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article 7.

        "Expenses" means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any "workout" of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Security Instrument or any of the other Loan Documents, including attorneys' fees, court costs, receiver's fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

        "Governmental Authority" means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

        "Guarantor" means, individually and collectively, as the context requires, EXTRA SPACE STORAGE LLC, a Delaware limited liability company, and its successors and assigns.

        "Guaranty" means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

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        "Improvements" means any and all improvements located on a Property.

        "Initial Debt Service Coverage Ratio Value" means the value of any Property or Borrowing Base Property upon first becoming a Borrowing Base Property, determined as the maximum loan amount which could be outstanding (the "Hypothetical Loan Amount") which yields a debt service coverage ratio of not less than 1.40 for Properties or Borrowing Base Properties owned in fee simple by Borrower or a Permitted Subsidiary or 1.75 for Properties or Borrowing Base Properties ground leased by Borrower.

          (a)   The foregoing debt service coverage ratio shall be calculated and determined using a standard mortgage style financial amortization based on the (i) Net Operating Income generated by the Property or Borrowing Base Property and the (ii) the constant derived from the amortization of $1.00 over a period of thirty years at an imputed interest rate equal to the greater of: (1) 8.00% per annum, and (2) the sum of one hundred seventy-five (175) basis points per annum and the weekly average yield on United States Treasury Securities Constant Maturities Series issued by the United States Government for a ten (10) year term as most recently published by the Board of Governors of the Federal Reserve System and Federal Reserve Statistical Release H.15(519) (or any similar or successor publication selected by Lender) as of the date of determination.

          (b)   As used herein, "Net Operating Income" means, for any period of determination, the Borrowing Base Properties' appraised annual revenues less appraised annual expenses as approved by Lender. In the event that vacancy of any Borrowing Base Property is less than 15%, Net Operating Income shall be adjusted downward and determined as if such vacancy were 15%.

By way of illustration:

          (1)   if a Property or Borrowing Base Property owned in fee simple has Net Operating Income of $1,000,000 for a period of determination, the Initial Debt Service Coverage Ratio Value would be $8,107,699.86, determined as ($1,000,000 / 1.4 / 0.0881) = $8,107,699.86; and

          (2)   if a leasehold Property or Borrowing Base Property has Net Operating Income of $1,000,000 for a period of determination, the Initial Debt Service Coverage Ratio Value would be $6,486,135.88, determined as ($1,000,000 / 1.75 / 0.0881) = $6,486,135.88.

        "Insurance Proceeds" means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

        "Laws" means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

        "Leases" means all self storage leases or residential leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

        "Lien" as applied to the property of Borrower, a Permitted Subsidiary or any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a capitalized lease obligation (which shall be obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP), condition sale

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or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of Borrower, a Permitted Subsidiary or such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of Borrower, a Permitted Subsidiary or such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to the payment of unsecured creditors of Borrower, A Permitted Subsidiary or such Person; (c) the filing any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by Borrower, a Permitted Subsidiary, or such Person to grant, give or otherwise convey any of the foregoing.

        "Loan" means the loan from Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note.

        "Loan Amount" means Fifty Million and No/100 Dollars ($50,000,000.00).

        "Loan Documents" means this Agreement, the Note, each Security Instrument, the Pledge Documents, each Environmental Agreement, the Guaranty, any Swap Contract, any application or reimbursement agreement executed in connection with any letter of credit issued pursuant to Section 2.6 hereof, and any and all other documents which Borrower, Guarantor, any Permitted Subsidiary or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

        "Material Contracts" means each Property Management Agreement, if any, with respect to an Eligible Property and any other contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower, Guarantor or a Permitted Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by an party thereto could have a Material Adverse Effect.

        "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of any of Borrower, Guarantor or any Permitted Subsidiary, (b) the ability of Borrower, Guarantor or any Permitted Subsidiary to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of Lender under any of the Loan Documents, or (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith.

        "Maximum Availability" shall, at any time, be the lesser of (a) the Loan Amount and (b) the Borrowing Base. Maximum Availability shall be reduced at all times by (i) the amount of all undrawn letters of credit issued pursuant to Section 2.6 and (ii) the amount of all drawings under letters of credit issued pursuant to Section 2.6 which have not been reimbursed to Lender.

        "Net Proceeds," when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys' fees, incurred in the collection of such gross proceeds.

        "Note" means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

        "Notice" means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 11.6 of this Agreement.

        "Obligations" means all present and future debts, obligations and liabilities of Borrower or a Permitted Subsidiary to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the

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Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Security Instrument or any of the other Loan Documents, together with interest thereon as provided in the Security Instrument or such Loan Document; (c) to pay and perform all obligations of Borrower or a Permitted Subsidiary (or its affiliate) under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower or a Permitted Subsidiary is required to perform, observe or comply with pursuant to the terms of this Agreement, the Security Instrument or any of the other Loan Documents. Notwithstanding any language contained in the Loan Documents, the Obligations of Borrower or a Permitted Subsidiary to pay and perform under the Environmental Agreement are not secured by the Security Instrument.

        "Ongoing Debt Service Coverage Ratio Value" means the value of any Property or Borrowing Base Property determined as the maximum loan amount which could be outstanding (the "Hypothetical Loan Amount") which yields a debt service coverage ratio of not less than 1.40 for Properties or Borrowing Base Properties owned in fee simple by Borrower or a Permitted Subsidiary or 1.75 for Properties or Borrowing Base Properties ground leased by Borrower.

          (a)   The foregoing debt service coverage ratio shall be calculated and determined using a standard mortgage style financial amortization based on the (i) Net Operating Income generated by the Property or Borrowing Base Property and the (ii) the constant derived from the amortization of $1.00 over a period of thirty years at an imputed interest rate equal to the greater of: (A) 8.00% per annum, and (B) the sum of one hundred seventy-five (175) basis points per annum and the weekly average yield on United States Treasury Securities Constant Maturities Series issued by the United States Government for a ten (10) year term as most recently published by the Board of Governors of the Federal Reserve System and Federal Reserve Statistical Release H.15(519) (or any similar or successor publication selected by Lender) as of the date of determination.

          (b)   As used herein, "Net Operating Income" means, for any period of determination, the Borrowing Base Properties' collective revenues generated during the immediately preceding 90 calendar days (prorated for an annual period) from leases with tenants in occupancy which comply with the terms of the Loan Agreement less the expenses incurred during such period in connection with the Borrowing Base Properties (prorated for an annual period), all as compiled by Borrower and approved by Lender. In computing the Net Operating Income, revenues and expenses shall be calculated on an accrual basis, each in accordance with generally accepted accounting principals consistently applied.

By way of illustration:

          (1)   if a Property or Borrowing Base Property owned in fee simple has Net Operating Income of $1,000,000 for a period of determination, the Ongoing Debt Service Coverage Ratio Value would be $8,107,699.86, determined as ($1,000,000 / 1.4 / 0.0881) = $8,107,699.86; and

          (2)   if a leasehold Property or Borrowing Base Property has Net Operating Income of $1,000,000 for a period of determination, the Ongoing Debt Service Coverage Ratio Value would be $6,486,135.88, determined as ($1,000,000 / 1.75 / 0.0881) = $6,486,135.88.

        "Other Loans" means any loan, financing arrangement or extension of credit from Lender to Borrower, a Permitted Subsidiary, or Guarantor or any subsidiary or affiliate of such parties or which is guaranteed by any such party, other than the Loan. Other Loans shall not include any loan, financing arrangement or extension of credit in which Borrower, a Permitted Subsidiary, or Guarantor or any subsidiary or affiliate of such parties owns the real property collateral therefore directly or indirectly with an unaffiliated joint venture partner or equity partner.

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        "Person" means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

        "Pledge Documents" means a Membership Interest Pledge and Security Agreement together with a consent of the applicable Permitted Subsidiary, and an Irrevocable Proxy in form and content acceptable to Lender in its discretion to grant to Lender a security interest in and to 100% of the issued and outstanding membership interests in each Permitted Subsidiary, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

        "Property" means a parcel (or group of related parcels) of real property:

          (a)   owned in fee by any Borrower,

          (b)   in which Borrower holds a ground leasehold interest; or

          (c)   owned in fee by a Permitted Subsidiary as of the date hereof and provided that such property owned by the Permitted Subsidiary is listed on Schedule 6 hereto.

Property includes all Borrowing Base Properties.

        "Property Management Agreement" means, collectively, all agreements entered into by Borrower pursuant to which Borrower engages a Person to advise it with respect to the management of a given Property. All Property Management Agreements shall be with a Qualified Manager.

        "Qualified Manager" means a subsidiary or affiliate of Guarantor or other reputable and experienced owner, operator, developer or manager of Class "A" or "B" self-storage facilities that (1) has at least ten (10) years experience in the ownership, operation, development or management of Class "A" or "B" self-storage facilities, and (2) is the owner, operator, developer or manager of self-storage facilities containing, in the aggregate, not less than 2,000,000 rentable square feet.

        "Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

        "Security Instrument" means any Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement, any Mortgage, Assignment of Rents, Security Agreement, and Financing Statement, Assignment of Rents, Security Agreement, and Financing Statement, any Deed to Secure Debt, or other mortgage, deed of trust or similar real property security document executed by Borrower or a Permitted Subsidiary for the benefit of Lender, any assignments of Property Management Agreements, and any other security agreements, financing statements or other document or instrument or agreement creating, evidencing or perfecting Lender's Liens in any of the Collateral.

        "State" means the State of Utah.

        "Survey" means a map or plat of survey of the Property which conforms with Lender's survey requirements set forth in the Closing Checklist and with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA, ACSM and NSPS in 2005, and pursuant to Accuracy Standards as adopted by ALTA, ACSM and NSPS and in effect on the date when the Survey is certified to Lender in the form specified in the Closing Checklist.

        "Swap Contract" means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Swap Counterparty and Borrower (or its affiliate) in connection with the Loan, together with any related schedule and confirmation, as amended,

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supplemented, superseded or replaced from time to time, relating to or governing any Swap Transaction.

        "Swap Counterparty" means Lender or an affiliate of Lender, in its capacity as counterparty under any Swap Contract.

        "Swap Transaction" means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into between Swap Counterparty and Borrower (or its affiliate) in connection with the Loan.

        "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

8

Schedule 2
Form of Draw Request

[BORROWER'S LETTERHEAD]

DRAW REQUEST NO.

TO: BANK OF AMERICA, N.A. ("Lender")

LOAN NO.
PROJECT
LOCATION
BORROWER
FOR PERIOD ENDING

        In accordance with the Revolving Line of Credit Agreement in the maximum principal amount of up to $50,000,000.00 dated February             , 2009, between Borrower and Lender, as amended and modified from time to time, Borrower requests that $                                    be advanced from Loan proceeds. The proceeds should be credited to the account of                                    , Account No.                                    , at                                    .

TOTAL DRAW REQUEST	$
CURRENT BORROWING BASE	$
CURRENT MAXIMUM AVAILABILITY	$

[*** Optional language to appoint a new Authorized Signer for draw requests: ***]

                                             is hereby designated and authorized to sign future draw requests on behalf of Borrower in connection with the Loan. Lender shall be entitled to rely on draw requests given by such Person(s) until this authorization is revoked by Borrower in writing.

AUTHORIZED SIGNER:
Dated:

Schedule 3
Leasing and Tenant Matters

        1.    Representations and Warranties of Borrower Regarding Leases.

        Borrower represents and warrants that Borrower has delivered to Lender Borrower's standard form of self-storage tenant lease. Lender acknowledges approval of Borrower's standard form self-storage tenant lease.

        2.    Covenants of Borrower Regarding Leases and Rents.

        Borrower covenants that Borrower (a) may administer, enforce, modify and terminate self-storage space leases, residential leases, manager apartment leases, and Leases for non self-storage space in the Improvements provided that such Leases are for less than 1,500 net rentable square feet or are for a term of less than 5 years (including cell tower leases, billboard leases, and retail, office and general commercial leases, if any) in the ordinary course of Borrower's business; (b) will use its commercially reasonable efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower's sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents in advance of the time when the same become due provided that aggregate prepaid rents collected from the Property for more than one month in advance does not exceed 1/6th of Net Operating Income for the most recent 12 month period; (d) will not discount any future accruing Rents except in the ordinary course of business; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents; (f) except for Leases described in subsection (a) above, Borrower will not modify the rent, the term, the demised premises or the common area maintenance charges under any of the Leases, (g) will not add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, or surrender, cancel or terminate any Lease (other than Leases described in subsection (a) above, without the prior written consent of Lender; and (h) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time require.

        Notwithstanding anything to the contrary set forth above or contained in the Loan Documents, the following activities in connection with the Improvements, Property and the Borrower are expressly permitted without further consent of the Lender:

          (a)    Self-Storage Leases.    Self storage leases (including outdoor, vehicle and RV parking space leases) may be made, administered, enforced, modified, or terminated in the ordinary course of the Borrower's business, on Borrower's standard lease form, as amended from time to time.

          (b)    Non Self-Storage Leases.    Non self-storage leases (for cell/tower communication purposes, billboard/advertising purposes, retail/office/general commercial purposes) may be made, administered, enforced, modified, or terminated, in the ordinary course of the Borrower's business; provided each such leases if for less than 1,500 rentable square feet, or for a term of less than five (5) years.

          (c)    Residential Leases.    Residential leases or occupancies of the manager's apartment (if any) which is located on the Property may be made, administered, enforced, modified, or terminated, in the ordinary course of the Borrower's business.

        3.    Leasing Guidelines.

        Borrower shall not enter into any Lease of self-storage space in the Improvements except in the ordinary course of Borrower's self-storage business and only upon Borrower's standard form of tenant lease. Any material revisions thereto, must have the prior written approval of Lender.

        4.    Delivery of Leasing Information and Documents.

        From time to time upon Lender's request, Borrower shall promptly deliver to Lender (a) complete executed copies of each Lease (except self-storage leases), including any exhibits thereto and any guaranty(ies) thereof, (b) a complete rent roll of the Property in such detail as Lender may require, together with such operating statements and leasing schedules and reports as Lender may require, (c) any and all financial statements of the tenants, subtenants and any lease guarantors to the extent available to Borrower, and/or (d) such other information regarding tenants and prospective tenants and other leasing information as Lender may request.

2

Schedule 4
Tax and Insurance Reserve Deposits

        1.     If required by Lender, on each monthly payment date under the Note, Borrower shall pay to Lender one-twelfth (1/12th) of the amount estimated by Lender to pay all installments of Taxes levied against the Property and all insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, in each case coming due during the upcoming twelve (12) month period. Required payments hereunder shall be added together with the regular payments under the Note and with any other sums required under the Loan Documents, all of which shall be paid monthly as an aggregate sum by Borrower to Lender until the Obligations are paid and performed in full. Unless otherwise required by applicable Law, funds paid by Borrower hereunder shall not be or be deemed to be escrow or trust funds. At Lender's option, such funds may be held in an individual account, consolidated with other like accounts, or commingled with the general funds of Lender. Such funds shall be held in an interest-bearing account in the name of Lender and all interest shall be credited to Borrower. Borrower agrees that it shall include all interest and earnings on such funds paid to or deposited with Lender as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all such funds for federal and applicable state and local tax purposes.

        2.     Provided no Default then exists, Lender shall pay for the account of Borrower, to the extent funds paid to Lender hereunder are sufficient for such purposes, prior to the delinquency date for such expense, real property Taxes and insurance premiums for which Borrower has provided invoices to Lender in advance. In its sole and absolute discretion, Lender may retain a third party tax lien service to obtain tax certificates or other evidence or estimates of Taxes due or to become due and Borrower shall promptly reimburse Lender for the cost of retaining any such service. Any unpaid reimbursements for any tax lien service will be added to the Obligations. Borrower shall ensure Lender's receipt, at least thirty (30) days prior to the respective due date for payment, of all bills, invoices and statements for all Taxes and insurance premiums to be paid. Lender shall not be responsible for the payment of any invoice if Borrower has not paid to Lender sufficient funds for such item under this Schedule 4, even if the shortfall results from Lender's failure to adequately estimate and collect sufficient funds to satisfy such charges. In making any payment for Taxes or insurance hereunder, Lender shall be entitled to rely on any tax lien service or any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy, validity, enforceability or contestability of any Taxes, valuation, sale, forfeiture, tax lien or title or claim thereof.

        3.     Borrower grants to Lender a security interest in all funds paid to or deposited with Lender hereunder, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. Borrower shall have no right to unilaterally demand payment of or to withdraw funds deposited with Lender hereunder except as expressly permitted hereby. Upon the occurrence of an Event of Default, Borrower agrees that Lender may apply any funds paid to or deposited with Lender hereunder to cure the default.

Schedule 5
Swap Contracts

        1.    Swap Documentation.    Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its affiliate) and Swap Counterparty; (b) a confirmation under the foregoing; (c) the Guaranty; (d) if Borrower (or its affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1 of Schedule 7, including a swap endorsement to Lender's title policy in form and substance satisfactory to Lender.

        2.    Conveyance and Security Interest.    To secure Borrower's Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower's right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.

        3.    Interest Reserve.    [Intentionally Omitted]

        4.    Cross-Default.    It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower is an Affected Party. As used in this Section, the terms "Defaulting Party," "Termination Event" and "Affected Party" have the meanings ascribed to them in the Swap Contract.

        5.    Remedies; Cure Rights.    In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its affiliate) notwithstanding any language in this Agreement.

        6.    Automatic Deduction and Credit.

          (a)   At all times when any Swap Contract is in effect, Borrower shall maintain the Checking Account in good standing with Lender. Borrower hereby grants to Lender and Swap Counterparty a security interest in the Checking Account, and any other accounts and deposit accounts from which Borrower may from time to time authorize Lender to debit payments due on the Loan and the Swap Contracts. Borrower is granting this security interest to Lender and Swap Counterparty for the purpose of securing the Obligations.

          (b)   At all times when any Swap Contract is in effect, all monthly payments owed by Borrower under the Note will be automatically deducted on their due dates from the Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower's obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

          (c)   At all times when any Swap Contract is in effect, all payments owed by Borrower (or its Affiliate) under any Swap Contract will be automatically deducted on their due dates from the Checking Account. The preceding sentence includes Borrower's authorization for Lender to debit from the Checking Account any monetary obligation owed by Borrower (or its Affiliate) to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of Borrower (or its Affiliate) under the applicable Swap Contract.

          (d)   Lender will debit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following such due date.

          (e)   Borrower shall maintain sufficient funds on the dates when Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on any date when Lender enters any debit authorized by this Agreement, without limiting Lender's other remedies in such an event, the debit will be reversed in whole or in part, in Lender's sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note and/or the Swap Contract, as applicable.

          (f)    So long as there is no Event of Default existing under this Agreement or any Swap Contract, Lender will automatically credit the Checking Account for payments owed by Swap Counterparty under the Swap Contract. Lender will credit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will credit the Checking Account on the first Banking Day following such due date.

2

Schedule 6
Borrowing Base Properties

1. Phoenix, Arizona Property (ES Property # 0659)

Property located in Maricopa County, Arizona and legally described as:

 2. Sugar Hill, Georgia Property #1 (ES Property # 0745)

Property located in Gwinnett County, Georgia and legally described as:

2

 3. Sugar Hill, Georgia Property #2 (ES Property # 0754)

        Property located in Gwinnett County, Georgia and legally described as:

3

 4. Ashland, Massachusetts Property (ES Property # 1028)

        Property located in Middlesex County, Massachusetts and legally described as:

4

 5. Culver City, California Property (ES Property # 1160)

        Property located in Los Angeles County, California and legally described as:

5

 6. Dedham, Massachusetts Property (ES Property # 1205)

        Property located in Norfolk County, Massachusetts and legally described as:

6

 7. Kahului, Hawaii Property (ES Property # 1375)

        Property located in Maui County, Hawaii and legally described as:

7

 8. San Antonio, Texas Property (ES Property # 1387)

        Property located in Bextar County, Texas and legally described as:

8

 9. Indianapolis, Indiana Property (ES Property # 1395)

        Property located in Marion County, Indiana and legally described as:

9

 10. North Bergen, New Jersey Property (ES Property # 1089)
(Property Owned by Extra Space of North Bergen LLC)

        Property located in Hudson County, New Jersey and legally described as:

10

 11. Bensalem, Pennsylvania Property (ES Property # 1354)
(Property Owned by Extra Space of Knights Road LLC)

        Property located in Bucks County, Pennsylvania and legally described as:

11

Schedule 7
Borrowing Base Certificate

See Attached

1

 BORROWING BASE CERTIFICATE

TO:	Bank of America, N.A. Real Estate Banking NV1-119-04-08 300 S. Fourth Street, 4th Floor, Las Vegas, NV 89101 Attention: L. Kelly Peterson Fax Number: 702-654-7175

        EXTRA SPACE PROPERTIES THIRTY LLC, a Delaware limited liability company ("Borrower"), makes this certification under that certain Revolving Line of Credit Agreement, dated February             , 2009 ("Loan Agreement"), by and between Borrower and BANK OF AMERICA, N.A., a national banking association, and its successors, participants and assigns ("Lender").

        The undersigned hereby provides this quarterly Borrowing Base Certificate to Lender pursuant to Section 7.8(e) of the Loan Agreement, and certifies to Lender that the following information is true and correct and that all accounting information is derived from the accounting records of Borrower, that such records have been maintained in a consistent manner in accordance with sound accounting practices from quarter to quarter (all capitalized terms used herein shall have the meanings given to such terms in the Loan Agreement):

        1.     Attached hereto is a schedule showing the calculation of the Adjusted (LTV) Appraised Value for each Borrowing Base Property. To the best of Borrower's knowledge, no condition or even has occurred which would materially adversely affect the Adjusted (LTV) Appraised Value as set forth on such schedule.

        2.     Attached hereto is a schedule showing the calculation of the 1.40 Debt Service Coverage Ratio Value for each Borrowing Base Property. To the best of Borrower's knowledge, no condition or even has occurred which would materially adversely affect the 1.40 Debt Service Coverage Ratio Value as set forth on such schedule.

        3.     Based on the lesser of (a) the Adjusted (LTV) Appraised Value and (b) the 1.40 Debt Service Coverage Ratio Value for each Borrowing Base Property as set forth in the schedules hereto, the Borrowing Base as of the end of the immediately preceding calendar quarter is $                                    and the Maximum Availability as of the end of the immediately preceding calendar quarter is $                                    .

        4.     Except as set forth in a schedule attached hereto, each Borrowing Base Property is an Eligible Property.

        5.     No Default or Event of Default has occurred since the last Borrowing Base Certificate submitted by Borrower to Lender. Borrower and each Borrowing Base Property is in material compliance with all representations, warranties and covenants contained in the Loan Documents.

        6.     Attached hereto is a schedule showing the calculation of the Net Worth of Guarantor as defined in and contemplated by Section 4 of Guarantor's Guaranty. Borrower confirms that the Guarantor is in full compliance with the financial covenants contained in Section 4 of the Guaranty. As of the date hereof, Guarantor's Net Worth is $                                    .

[Remainder of Page Intentionally Left Blank]

        Date of Borrowing Base Calculation:                              ,

BORROWER:
EXTRA SPACE PROPERTIES THIRTY LLC a Delaware limited liability company
By:
Name: Kent W. Christensen Title: Manager

2

QuickLinks

  Exhibit 10.34
Revolving Line of Credit Agreement
EXTRA SPACE PROPERTIES THIRTY LLC a Delaware limited liability company
BANK OF AMERICA, N.A. a national banking association,
Revolving Line of Credit Agreement (Borrowing Base Revolving Line of Credit)
Recitals
ARTICLE 1
ARTICLE 2
ARTICLE 3
ARTICLE 4
ARTICLE 5
ARTICLE 6
ARTICLE 7
ARTICLE 8
ARTICLE 9
ARTICLE 10
ARTICLE 11
Schedule 1 Definitions
Schedule 2 Form of Draw Request
Schedule 3 Leasing and Tenant Matters
Schedule 4 Tax and Insurance Reserve Deposits
Schedule 5 Swap Contracts
Schedule 6 Borrowing Base Properties
1. Phoenix, Arizona Property (ES Property # 0659)
2. Sugar Hill, Georgia Property #1 (ES Property # 0745)
3. Sugar Hill, Georgia Property #2 (ES Property # 0754)
4. Ashland, Massachusetts Property (ES Property # 1028)
5. Culver City, California Property (ES Property # 1160)
6. Dedham, Massachusetts Property (ES Property # 1205)
7. Kahului, Hawaii Property (ES Property # 1375)
8. San Antonio, Texas Property (ES Property # 1387)
9. Indianapolis, Indiana Property (ES Property # 1395)
10. North Bergen, New Jersey Property (ES Property # 1089) (Property Owned by Extra Space of North Bergen LLC)
11. Bensalem, Pennsylvania Property (ES Property # 1354) (Property Owned by Extra Space of Knights Road LLC)
Schedule 7 Borrowing Base Certificate
See Attached
BORROWING BASE CERTIFICATE